Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Michigan Quality Income Municipal Fund, formerly Nuveen Michigan Quality Income
Municipal Fund, Inc.

811-6383


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common and
Preferred
shares voting
 together as a
class
To approve a new investment management
 agreement

   For
          9,650,038
   Against
            449,059
   Abstain
            464,567
   Broker Non-Votes
          2,688,777
      Total
        13,252,441


To approve a new sub-advisory agreement
..

   For
          9,560,826
   Against
            461,843
   Abstain
            540,995
   Broker Non-Votes
          2,688,777
      Total
        13,252,441


Proxy materials are herein
incorporated by reference
to the SEC filing on June 16,
2014, under Conformed
Submission Type 14A, accession
number 0001193125-14-236565.